                                                                  Rule 424(b)(3)
                                                       Registration No. 33-56415

PRICING SUPPLEMENT NO.      18      DATED   December 12, 1995
                        -----------        -------------------

(To Prospectus Dated October 2, 1995, as supplemented by Prospectus Supplement Dated October 2, 1995)

                                SUPERVALU INC.
                          MEDIUM-TERM NOTES, SERIES B

Form of Note:

[X]  Book-Entry
[_]  Certificated

Principal Amount:  U.S. $10,000,000.00
                        -----------------------------

Original Issue Date:   December 12, 1995
                      --------------------------------

Maturity Date:   December 12, 2005
                --------------------------------------

Interest Rate Basis:

[X]  Fixed Rate Note
[_]  Commercial Paper Rate Note
[_]  Federal Funds Rate Note
[_]  LIBOR Note
[_]  Prime Rate Note
[_]  CD Rate Note
[_]  Treasury Rate Note
[_]  CMT Rate Note
     Designated CMT Telerate Page:
     Designated CMT Maturity Index:
[_]  Other Base Rate (as described below) Note
[_]  Zero Coupon Note (as described below)
[_]  Indexed Note (as described below)
[_]  Amortizing Note (as described below)
[_]  Extendable Note (as described below)
[_]  Renewable Note (as described below)
[_]  Optional Interest Rate Reset (as described below)

Issue Price (Dollar Amount and Percentage of Principal
  Amount):  $10,000,000.00/100%
            ---------------------

Agent's Commission:  $62,500.00
                     --------------------------------

Net Proceeds to the Company:  $9,937,500.00
                              -----------------------

Trade Date:   December 7, 1995
             -----------------------------------------

Settlement Date:   December 12, 1995
                  ------------------------------------

Redemption Terms: None

Repayment Terms: None

Calculation Agent: N/A

Exchange Rate Agent: N/A

Other Terms: N/A

Agent: CITICORP SECURITIES, INC.

Agent I.D. Number: 5184

Interest Rate/Initial Interest Rate:   6.49%
                                      ----------------

Interest Payment Dates:   February 1/August 1
                         -----------------------------

First Interest Payment Date:   February 1, 1996
                              ------------------------

Regular Record Dates:  January 15/July 15
                      --------------------------------

Interest Determination Dates:   N/A
                               -----------------------

Interest Reset Dates:   N/A
                       -------------------------------

Calculation Dates:   N/A
                    ----------------------------------

Index Maturity:   N/A
                 -------------------------------------

Spread:   N/A
         ---------------------------------------------

Spread Multiplier:   N/A
                    ----------------------------------

Maximum Interest Rate:   N/A
                        ------------------------------

Minimum Interest Rate:   N/A
                        ------------------------------

For Original Issue Discount Notes:   N/A
                                    ------------------

  Original issue discount:                            %
                            --------------------------

  Yield to maturity:                                  %
                      --------------------------------

Original issue discount applicable to short accrual period:

       [_]  Approximate
       [_]  Exact

Original Issue Discount Notes:

       [_] Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.

       [_]  For Federal income tax purposes only.


CUSIP Number:   86853QAM1
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